    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 19, 2004
                                                      REGISTRATION NO. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           ACACIA RESEARCH CORPORATION
                           ---------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                     95-4405754
       (State or Other Jurisdiction of                      (I.R.S. Employer
       Incorporation or Organization)                    Identification Number)

                            500 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                      (Address principal executive offices)

                      2002 COMBIMATRIX STOCK INCENTIVE PLAN
                  2002 ACACIA TECHNOLOGIES STOCK INCENTIVE PLAN
                           (Full titles of the plans)

                                  PAUL R. RYAN
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                            500 NEWPORT CENTER DRIVE
                         NEWPORT BEACH, CALIFORNIA 92660
                     (Name and Address of Agent for Service)

                                 (949) 480-8300
          (Telephone Number, Including Area Code, of Agent for Service)


                                                            CALCULATION OF REGISTRATION FEE
========================================== ==================== ===================== ==================== =====================
                                                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF               AMOUNT TO BE       OFFERING PRICE PER   AGGREGATE OFFERING        AMOUNT OF
       SECURITIES TO BE REGISTERED           REGISTERED (1)          SHARE (2)               PRICE           REGISTRATION FEE
------------------------------------------ -------------------- --------------------- -------------------- ---------------------
2002 CombiMatrix Stock Incentive Plan        600,000 shares            $3.15              $1,890,000             $239.46
Acacia Research - CombiMatrix Common
Stock, $0.001 par value
(options available for future grant) ....
------------------------------------------ -------------------- --------------------- -------------------- ---------------------
2002 Acacia Technologies Stock
Incentive Plan
Acacia Research - Acacia Technologies
Common Stock, $0.001 par value
(options available for future grant) ....    500,000 shares            $4.13              $2,065,000             $261.64
------------------------------------------ -------------------- --------------------- -------------------- ---------------------
                                    TOTAL                                                 $3,955,000             $501.10
========================================== ==================== ===================== ==================== =====================

(1) Represents additional shares issuable under the 2002 CombiMatrix Stock Incentive Plan and the 2002 Acacia Technologies Stock Incentive Plan (together, the "Plans") by reason of the automatic share increase provisions of each of the Plans. This Registration Statement shall also cover any additional shares of Common Stock attributable to these registered shares which become issuable under the Plans by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant's Common Stock.

(2) The proposed maximum offering price per share is estimated solely for the purpose of computing the amount of the registration fee under Rule 457(c) and (h). With respect to the 600,000 shares of Acacia Research - CombiMatrix Common Stock reserved for future issuance under the 2002 CombiMatrix Stock Incentive Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $3.15 per share of the Acacia Research - CombiMatrix Common Stock reported on the Nasdaq National Market on October 15, 2004. With respect to the 500,000 shares of Acacia Research - Acacia Technologies Common Stock reserved for future issuance under the 2002 Acacia Technologies Stock Incentive Plan, the proposed maximum offering price per share is based on the average of the high and low sale price of $4.13 per share of the Acacia Research - Acacia Technologies Common Stock reported on the Nasdaq National Market on October 15, 2004.

         This Registration Statement on Form S-8 registers the offer and sale of an additional 600,000 shares of Acacia Research-CombiMatrix Common Stock for issuance under the 2002 CombiMatrix Stock Incentive Plan and an additional 500,000 shares of Acacia Research-Acacia Technologies Common Stock for issuance under the 2002 Acacia Technologies Stock Incentive Plan. The contents of the prior Registration Statement relating to the Plans, File No. 333-102181, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Commission on March 3, 2004;

         (b) The Registrant's Report on Form 8-K filed with the Commission on March 12, 2004;

         (c) The Registrant's Prospectus on Form 424(b)(3) filed with the Commission on March 17, 2004;

         (d) The Registrant's Prospectus on Form 424(b)(5) filed with the Commission on April 14, 2004;

         (e) The Registrant's Report on Form 8-K filed with the Commission on April 14, 2004;

         (f) The Registrant's Report on Form 8-K filed with the Commission on April 21, 2004;

         (g) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, as filed with the Commission on May 4, 2004;

         (h) The Registrant's Report on Form 8-K filed with the Commission on July 13, 2004;

         (i) The Registrant's Report on Form 8-K filed with the Commission on July 14, 2004;

         (j) The Registrant's Report on Form 8-K filed with the Commission on July 22, 2004;

         (k) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, as filed with the Commission on August 5, 2004;

         (l) The Registrant's Report on Form 8-K filed with the Commission on August 12, 2004;

         (m) The Registrant's Report on Form 8-K filed with the Commission on September 9, 2004;

         (n) The Registrant's Report on Form 8-K filed with the Commission on October 4, 2004;

         (o) The Registrant's Report on Form 8-K filed with the Commission on October 7, 2004;

         (p) The description of the Registrant's Acacia Research-CombiMatrix common stock and Acacia Research-Acacia Technologies common stock contained in the Registration Statement on Form 8-A as filed with the Commission on December 19, 2002 and any amendment or report filed with the Commission for the purpose of updating such description.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation-a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful.

         A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

         Acacia is contractually obligated to indemnify its officers pursuant to separate indemnity agreements consistent with the foregoing standards of Section 145 of the DGCL, except that Acacia must reimburse any expenses incurred by its officers within 30 days of request and must seek to recoup from its officers any such expenses that are later determined to be unreasonable or not required to be reimbursed under the terms of the agreement. Acacia has the burden of proving that the expenses are unreasonable or that its officers are not entitled to indemnification.

         As permitted by Section 145 of the Delaware General Corporation Law,
Article VII of Acacia's certificate of incorporation provides:

              No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, including without limitation for serving on a committee of the Board of Directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. If the DGCL is amended after the date of the filing of this Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any amendment, repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such amendment, repeal or modification.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, Acacia has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

         Acacia has purchased insurance on behalf of any person who is or was a director, officer, employee or agent of Acacia, or is or was serving at the request of Acacia as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Acacia would have the power to indemnify him against such liability under the provisions of Acacia's certificate of incorporation.

ITEM 8.  EXHIBITS


   EXHIBIT
   NUMBER                     EXHIBIT
-----------       --------------------------------------------------------------
   5.1            Opinion of Greenberg Traurig LLP

   23.1 Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation

   23.2 Consent of Independent Registered Public Accounting Firm regarding Acacia Technologies Group

   23.3 Consent of Independent Registered Public Accounting Firm regarding CombiMatrix Group

   23.4           Consent of Greenberg Traurig LLP (contained in Exhibit 5.1)

   24.1 Power of Attorney (contained on page II-2 of this registration statement)

   99.1           2002 CombiMatrix Stock Incentive Plan*

   99.2           2002 Acacia Technologies Stock Incentive Plan*
-----------

*Incorporated by reference from Acacia Research's Registration Statement on Form
 S-8 (File No. 333-102181).

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 18th day of October, 2004.

                                        ACACIA RESEARCH CORPORATION

                                        By: /s/ Paul R. Ryan
                                            ------------------------------------
                                            Paul R. Ryan
                                            CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                POWER OF ATTORNEY

         The undersigned directors and officers of Acacia Research Corporation hereby constitute and appoint Paul R. Ryan and Clayton J. Haynes and each of them, as his true and lawful attorneys-in-fact and agents, with full power to act without the other and with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and new registration statements relating to this Form S-8, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                              TITLE                               DATE

/s/ Paul R. Ryan                   Chief Executive Officer and Chairman        October 18, 2004
-----------------------------      (Principal Executive Officer)
Paul R. Ryan

/s/ Clayton J. Haynes              Chief Financial Officer (Principal          October 18, 2004
-----------------------------      Financial and Accounting Officer)
Clayton J. Haynes

/s/ Robert L. Harris, II           President and Director                      October 18, 2004
-----------------------------
Robert L. Harris, II

/s/ Thomas B. Akin                 Director                                    October 18, 2004
-----------------------------
Thomas B. Akin

/s/ Rigdon Currie                  Director                                    October 18, 2004
-----------------------------
Rigdon Currie

/s/ Fred A. de Boom                Director                                    October 18, 2004
-----------------------------
Fred A. de Boom

/s/ Edward W. Frykman              Director                                    October 18, 2004
-----------------------------
Edward W. Frykman

/S/ G. Louis Graziadio, III        Director                                    October 18, 2004
-----------------------------
G. Louis Graziadio, III

/s/ Amit Kumar                     Director                                    October 18, 2004
-----------------------------
Amit Kumar


                                  EXHIBIT INDEX

   EXHIBIT
   NUMBER                   EXHIBIT
------------      --------------------------------------------------------------
   5.1            Opinion of Greenberg Traurig LLP

   23.1 Consent of Independent Registered Public Accounting Firm regarding Acacia Research Corporation

   23.2 Consent of Independent Registered Public Accounting Firm regarding Acacia Technologies Group

   23.3 Consent of Independent Registered Public Accounting Firm regarding CombiMatrix Group

   23.4           Consent of Greenberg Traurig LLP (contained in Exhibit 5.1)

   24.1 Power of Attorney (contained on page II-2 of this registration statement)

   99.1           2002 CombiMatrix Stock Incentive Plan*

   99.2           2002 Acacia Technologies Stock Incentive Plan*
-----------

*Incorporated by reference from Acacia Research's Registration Statement on Form
 S-8 (File No. 333-102181).